Exhibit 10.1

TERMINATION AGREEMENT
(this “Agreement”)

February 13, 2025

Reference is made to:

(A)	that certain TBMA/ISMA Global Master Repurchase Agreement (2000 version) dated as of May 15, 2017 (together with the annexes thereto and each confirmation and transaction supplement thereunder, including the Seventh Amended and Restated Confirmation in respect of Repurchase Transactions (Class A-1 Notes) dated as of January 13, 2025, and the Third Amended and Restated Confirmation in respect of Repurchase Transactions (Class A-R Notes) dated as of January 13, 2025 (each of such confirmations the “Repo Confirmations”)) exchanged thereunder, each as amended, restated, supplemented or otherwise modified from time to time, and collectively, the “Repo Master Agreement”), between Murray Hill Funding, LLC (the “Counterparty”) and UBS AG, London Branch (“UBS”) (the Repo Master Agreement and Repo Confirmations are collectively referred to herein as the “Repo Transaction Documents”);

(B)	that certain:

(i)	Second Amended and Restated Indenture dated as of December 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) between Murray Hill Funding II, LLC (the “Issuer”) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), pursuant to which, among other things, the Issuer issued Class A-1 Notes and Class A-R Notes (collectively, the “Notes”), the proceeds of which were applied by the Issuer to acquire certain loans (the “Portfolio”);

(ii)	Each of (i) the agreement dated as of May 19, 2017 by and between the Issuer and the Counterparty relating to the acquisition of $115,384,615 of the Initial Funded Class A-1 Notes and $76,923,076 of the Delayed Draw Class A-1 Notes, (ii) the agreement dated as of December 1, 2017 by and between the Issuer and the Counterparty relating to the acquisition of $74,358,976 of the Delayed Draw Class A-1 Notes and (iii) the agreement dated as of December 17, 2020 by and between the Issuer and the Counterparty relating to the acquisition of Class A-R Notes having an aggregate Class A-R Commitment Amount of $50,000,000 (collectively, the “Subscription Agreements”);

(iii)	Collateral Management Agreement dated as of May 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Management Agreement”) between CION Investment Management, LLC (the “Collateral Manager”) and the Issuer;

(iv)	Amended and Restated Collateral Administration Agreement dated as of December 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Administration Agreement”) among the Issuer, the Collateral Manager, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as the collateral administrator (in such capacity, the “Collateral Administrator”), pursuant to which, among other things, the Collateral Administrator agreed to provide certain services to the Issuer in respect of the Portfolio;

(v)	Revolving Credit Note Agreement dated as of December 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “RCN Agreement”) between the Issuer, the entities from time to time party thereto, as the Holders from time to time of the Class A-R Notes, the Trustee and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as revolving note agent (in such capacity, the “Revolving Note Agent”), with respect to the extension of credit to the Issuer of the Class A-R Notes;

(vi)	Amended and Restated Account Control Agreement dated as of December 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Account Control Agreement”) between the Issuer, the Trustee and U.S. Bank National Association, as securities intermediary, bank and custodian (collectively, in such capacities, the “Account Bank”) and as trustee in respect of certain accounts of the Issuer;

(vii)	Master Loan Purchase Agreement dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Loan Purchase Agreement”) between the Issuer, the Trustee and the Counterparty, in its capacity as the buyer;

(viii)	Amended and Restated Contribution Agreement dated as of December 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Contribution Agreement”) between the Counterparty, as sole member, the Issuer and Trustee; and

(ix)	Appointment Letter dated as of December 17, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Liquidation Agent Appointment Letter”) between the Issuer and UBS, as liquidation agent (in such capacity, the “Liquidation Agent”).

((i) the Indenture, (ii) the Subscription Agreements, (iii) the Collateral Management Agreement, (iv) the Collateral Administration Agreement, (v) the RCN Agreement, (vi) the Account Control Agreement, (vii) the Master Loan Purchase Agreement, (viii) the Equity Contribution Agreement, (ix) the Liquidation Agent Appointment Letter and (x) the Notes are herein referred to collectively as the “Note Documents”).

1.	Definitions

Except as otherwise specified herein or as the context may otherwise require, defined terms have the meanings given to them in the Indenture. In addition, the following terms have the respective meanings set forth below for all purposes of this Agreement. The definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

“Flow of Funds” means the table set forth in Schedule I hereto;

“Payee” means, in respect of each Payor, the party listed as “Payee” in the Flow of Funds;

“Payor” means, in respect of each Payee, the party listed as “Payor” in the Flow of Funds;

"Termination Conditions” means the receipt of the amount due to each Payee under the Flow of Funds and the effectiveness of the Loan Agreement; and

“Termination Date” means February 13, 2025.

2.	Termination Date Flow of Funds

The Issuer (or the Trustee acting on the written direction of the Issuer (or the Collateral Manager on its behalf)) shall transfer, on the Termination Date, by wire transfer in immediately available funds, to each of the Payees the relevant amount applicable to each such Payee as set forth in the Flow of Funds.

3.	Termination, Discharge and Amendments

In consideration of and conditional upon the payment or delivery, as applicable, in full of the transfers set forth in Section 2 above, and the effectiveness of a loan and security agreement, dated on or about the date hereof (the “Loan Agreement”) among the Issuer, the Counterparty, the Collateral Manager, UBS, the lenders from time to time party thereto, U.S. Bank Trust Company, National Association, as collateral agent, and U.S. Bank National Association, as document custodian, and notwithstanding any provision to the contrary in the Note Documents or the Repo Confirmations, each of UBS, the Liquidation Agent, the Counterparty, the Issuer, the Collateral Manager, the Trustee, the Revolving Note Agent, the Collateral Administrator and the Account Bank (collectively referred to herein as the “Parties”) hereby acknowledges and agrees that:

(a)	Termination of Repo Transaction Documents.

Notwithstanding any provision to the contrary in the Repo Master Agreement and the Repo Confirmations, without any further action by any Person, each of the (i) transactions under the Repo Transaction Documents and (ii) each Repo Transaction Document are terminated in full and the parties to the Repo Confirmations shall have no remaining duties, obligations or rights under the Repo Transaction Documents or with respect to each of the transactions under the Repo Transaction Documents, all of which shall be deemed to have been fully satisfied and discharged; provided that any provision that is expressed to survive the termination thereof shall survive such termination and the Termination Date.

(b)	Cancellation of the Notes.

(i)	Notwithstanding anything to the contrary in the Indenture, following the satisfaction of the Termination Conditions, (x) UBS, in its capacity as the sole Holder of the Class A-1 Notes, shall initiate a DWAC withdrawal request with DTC on the date hereof in the amount of $100,000,000 and (y) the Trustee shall approve such DWAC withdrawal request. For UBS’ reference, in connection with such DWAC withdrawal request, the Trustee’s DTC participant account number is 642. Upon receipt by the Trustee of such DWAC withdrawal request and approval by the Trustee of such DWAC withdrawal request, the Trustee shall indicate on its books and records the reduction of all Class A-1 Notes to $0, the Trustee shall cancel the Class A-1 Notes, UBS shall return all certificated and canceled Class A-1 Notes in its possession to the Trustee to be destroyed or held by the Trustee in accordance with its standard retention policy and all Class A-1 Notes shall be considered null and void.

(ii)	Notwithstanding anything to the contrary in the Indenture, following the satisfaction of the Termination Conditions, (x) the Trustee shall indicate on its books and records the reduction of all Class A-R Notes to $0, (y) the Trustee shall cancel the Class A-R Notes, (z) all Class A-R Notes (whether or not held in UBS’ possession) shall be considered null and void.

(iii)	The Issuer and UBS, as the sole holder of the Notes (the “Holder”), each hereby agrees that, on the Termination Date, without any further action by any Person, the Indenture shall be deemed, immediately following the payment in full of the transfers set forth in Section 2 above, satisfied and discharged in full (the “Satisfaction and Discharge”) without any further action by the Issuer or any other Person, and agrees that all conditions precedent to the Satisfaction and Discharge of the Indenture will be satisfied or are hereby waived, including any requirements pursuant to Section 4.1 of the Indenture (and hereby direct that the other parties hereto waive any such requirements pursuant to Section 4.1 of the Indenture); provided, that nothing herein shall be construed as terminating the provisions of the Indenture or other Note Documents that are expressed to survive such satisfaction and discharge pursuant to the express terms of the Indenture.

(iv)	The Issuer confirms that all conditions precedent to the Satisfaction and Discharge have either been complied with or waived herein.

(v)	The Issuer covenants to the other Parties hereto that it shall not incur any Indebtedness under the Indenture with effect on and from the Termination Date.

(vi)	In connection with the Satisfaction and Discharge and the entry into the Loan Agreement, the Parties agree and acknowledge that (A) all UCC financing statements, each substantially in the form attached hereto as Exhibits A through B, shall be timely filed in the appropriate filing office, (B) all UCC financing statements with respect to the security granted under the Loan Agreement and other Transaction Documents (as defined in the Loan Agreement) shall be timely filed in the appropriate filing office, (C) UBS or its designee are authorized to file such financing statement amendments referred to in the foregoing clause (A) on the Termination Date, and (D) the Issuer and the Counterparty, as applicable, shall promptly execute and deliver to UBS or its designee such reasonably requested further documents or instruments with respect to this Agreement and the Loan Agreement (and the Transaction Documents defined therein) and take any further action reasonably requested by UBS or its designee in connection therewith pertaining to the security interest of UBS in any of the assets or property, real or personal.

(vii)	UBS hereby:

(A)	represents, warrants and agrees to the Issuer and the Trustee that it is the Holder of 100% of the aggregate outstanding amount of the Class A-1 Notes and the Class A-R Notes; and

(B)	acknowledges and agrees that following receipt of the amount payable to UBS as Payee that is set forth in the Flow of Funds, UBS, in its capacity as Holder of the Notes, shall have no further right or claim against the Trustee, the Collateral Administrator, the Account Bank, the Revolving Note Agent, or the Issuer, in each case, under the Indenture or any of the other Note Documents, other than any such right or claim that is expressed to survive the termination and/or discharge of the Indenture.

(viii)	The Issuer and UBS, as the sole Holder of the Notes, each hereby (i) directs U.S. Bank Trust Company, National Association, as the Trustee, the Revolving Note Agent and the Collateral Administrator and U.S. Bank National Association, as the Account Bank and (ii) acknowledges and agrees that the Trustee, the Revolving Note Agent, the Collateral Administrator and the Account Bank shall be fully protected in relying upon this direction and hereby releases the Trustee, the Revolving Note Agent, the Collateral Administrator and the Account Bank and their respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that the Satisfaction and Discharge is not authorized or permitted by the Indenture or the Note Documents or any claim that some or all of the conditions precedent to the Satisfaction and Discharge have not been complied with.

(c)	Termination of Certain Note Documents.

(i)	Except as provided in Section 4 below, each of the Parties hereby acknowledges and agrees that, notwithstanding any provision in any Note Document, each of the Note Documents (other than the Account Control Agreement) (the “Terminating Note Documents”) shall be automatically terminated and cease to be in full force and effect without any action by any Person with effect from and including the Termination Date and the Parties to each Terminating Note Document shall, from and including the Termination Date, have no remaining obligations under any Terminating Note Document; provided that any provisions that are expressed to survive termination of any Terminating Note Document shall survive such termination.

(ii)	Each of the Trustee, the Collateral Administrator, the Revolving Note Agent, the Liquidation Agent, the Collateral Manager, the Counterparty and the Account Bank hereby acknowledges and agrees that no fees will be due to it after the Termination Date in respect of the services provided in its any of its capacities under the Terminating Note Documents.

(iii)	Without prejudice to Section 3(c)(ii) above, it is acknowledged and agreed by the Parties that, in consideration for U.S. Bank Trust Company, National Association, as the Trustee, the Revolving Note Agent and the Collateral Administrator and U.S. Bank National Association, as the Account Bank, entering into this Agreement, U.S. Bank Trust Company, National Association and U.S. Bank National Association, in such respective capacities, are entitled to the applicable rights and protections as set forth in the Terminating Note Documents, as if such rights and protections were set forth herein.

(iv)	Each Party waives any requirements for any advance notice required, or any other requirements, pursuant to the Terminating Note Documents.

(d)	Amendment and Restatement of Account Control Agreement

Each of the Parties hereby acknowledges and agrees that, notwithstanding any provision in any Note Document, the Account Control Agreement shall be further amended and restated on or about the date hereof to effectuate the transactions contemplated under the Loan Agreement.

4.	Transfers of amounts from Accounts; Delivery of Escrowed Transfer Documents and Underlying Instruments

Following and conditional upon the terminations, discharges and cancellations as set forth in Section 3 above:

(a)	the Issuer hereby instructs the Account Bank to, and the Account Bank shall, immediately transfer, on or as soon as reasonably practicable after the Termination Date, by wire transfer in immediately available funds, all of the amounts credited to the Expense Account and, if applicable, the Payment Account, to one or more accounts designated by the Issuer (or the Collateral Manager on its behalf);

(b)	the Issuer hereby instructs the Account Bank to, and the Account Bank shall pursuant to a further amended and restated Account Control Agreement, change: (i) the name of the Custodial Account to the “Collateral Account”, along with the related account number, (ii) the name of the Principal Collection Subaccount to the “Principal Collection Account”, along with the related account number, (iii) the name of the Interest Collection Subaccount to the “Interest Collection Account”, along with the related account number, and (iv) the name of the Delayed-Draw/Committed Proceeds/Revolver Account to the “Unfunded Exposure Account”, along with the related account number; and

(c)	the Issuer hereby instructs the Account Bank to close the Expense Account and the Payment Account.

The Issuer hereby instructs the Trustee or the Account Bank, as applicable, to immediately deliver, if applicable, to the Document Custodian (under and as defined in the Loan Agreement) all instruments to effectuate an assignment or transfer held in escrow for any Portfolio Asset, any Underlying Instruments and any other related governing document in its possession relating to a Portfolio Asset and received pursuant to the Indenture.

Notwithstanding anything herein to the contrary, by their execution of this Agreement, the Issuer hereby directs the Account Bank to enter into a further amended and restated Account Control Agreement, dated on or about the date hereof, and to which the Issuer, USB AG London Branch, as administrative agent, and the Account Bank are parties. For the avoidance of doubt, (a) the Trustee shall be removed as a party to the Account Control Agreement as of the effective date of such amendment and restatement and (b) the Trustee shall be entitled to its applicable surviving rights, protections, immunities and indemnities as set forth in the Account Control Agreement immediately prior to its removal therefrom.

In connection with the actions described in this Section 4, the Trustee and the Account Bank, as applicable, shall be entitled to their applicable rights, protections, immunities and indemnities as set forth in the Note Documents immediately prior to the termination thereof.

5.	Counterparts. This Agreement may be executed and delivered in counterparts (including by e-mail or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart of this instrument by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.	Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

7.	Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement or any matter between the Parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

8.	Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.	Trustee Capacity. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) the Trustee has entered into this Agreement, not in its individual capacity or personally but solely in its capacity as, in the exercise of the powers and authority conferred and vested in it under the Indenture, and (b) in executing and delivering this Agreement, the Trustee shall be entitled to all of its rights, protections and immunities in the Indenture.

IN WITNESS WHEREOF, the Parties acknowledge and agree the foregoing as of the date first written above.

UBS AG, London Branch

By:	/s/ Daniel Ambrosio
Name: Daniel Ambrosio
Title: Authorized Signatory

By:	/s/ Dominic Martin
Name: Dominic Martin
Title: Authorized Signatory

MURRAY HILL FUNDING II, LLC,
as Issuer

By:	/s/ Mark Gatto
Name: Mark Gatto
Title: Co-Chief Executive Officer

MURRAY HILL FUNDING, LLC,
as Counterparty

By:	/s/ Mark Gatto
Name: Mark Gatto
Title: Co-Chief Executive Officer

CION Investment Management, LLC,
as Collateral Manager

By:	/s/ Mark Gatto
Name: Mark Gatto
Title: Co-Chief Executive Officer

U.S. Bank TRUST COMPANY, National Association,
as Trustee, Collateral Administrator and Revolving Note Agent

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

U.S. Bank National Association,
as Account Bank

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President